Registration No. 333-265611

As filed with the Securities and Exchange Commission on October 15, 2024

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Generations Bancorp NY, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	85-3659943
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

20 East Bayard Street
Seneca Falls, New York 13148
(Address of Principal Executive Offices)

Generations Bancorp NY, Inc. 2022 Equity Incentive Plan
Generations Bank 401(k) Plan
(Full Title of the Plan)

Angela M. Krezmer	Copies to:
President and Chief Executive Officer	Steven Lanter, Esq.
Generations Bancorp NY, Inc.	Luse Gorman, PC
20 East Bayard Street	5335 Wisconsin Ave., N.W., Suite 780
Seneca Falls, New York 13148	Washington, DC 20015
(315) 568-5855	(202) 274-2000
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ⌧	Smaller reporting company ⌧
Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
_____________________

This Registration Statement shall become effective upon filing in accordance with Rule 464 promulgated under the Securities Act of 1933, as amended.

DEREGISTRATION OF SHARES

Generations Bancorp NY, Inc. (the “Company”) is a savings and holding company, and the classes of securities to which this Registration Statement on Form S-8 (File No. 333-265611) (the “Registration Statement”) relates is held by fewer than 1,200 shareholders of record.  The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the shares of common stock, $0.01 par value, of the Company, and related stock options therefor, registered under the Registration Statement that remain unissued under the Generations Bancorp NY, Inc. 2022 Equity Incentive Plan and participation interests in the Generations Bank 401(k) Plan.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seneca Falls, State of New York, on October 15, 2024.
GENERATIONS BANCORP NY, INC.
By :	/s/ Angela M. Krezmer
Angela M. Krezmer
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.
Signatures	Title	Date

/s/ Angela M. Krezmer*	President, Chief Executive, Chief Financial Officer and Director	October 15, 2024
Angela M. Krezmer	(Principal Executive Officer and Principal Financial Officer)

/s/ Bradford M. Jones*	Chairman of the Board	October 15, 2024
Bradford M. Jones

Director
Cynthia S. Aikman

Director
James E. Gardner

/s/ Gerald Macaluso*	Director	October 15, 2024
Gerald Macaluso

/s/ Dr. Frank J. Nicchi*	Director	October 15, 2024
Dr. Frank J. Nicchi

/s/ Dr. Jose Acevedo*	Director	October 15, 2024
Dr. Jose Acevedo

Director
Alicia H. Pender

/s/ Vincent P. Sinicropi*	Director	October 15, 2024
Vincent P. Sinicropi

*  Pursuant to a Power of Attorney dated June 15, 2022, contained on the signature page to the Registration Statement on Form S-8 filed by Generations Bancorp NY, Inc. on June 15, 2022.